Exhibit 4.1



                    THE INTERPUBLIC GROUP OF COMPANIES, INC.



                                       and



                              THE BANK OF NEW YORK

                                     Trustee



                                 --------------


                                    INDENTURE

                            Dated as of June 1, 1999


                                 --------------



                      1.87% Convertible Subordinated Notes
                                    due 2006



================================================================================

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

PARTIES........................................................................1
RECITALS.......................................................................1
  Purpose of Indenture.........................................................1
  Form of Face of  Note........................................................1
  Form of Trustee's Certificate of Authentication..............................5
  Form of Reverse of Note......................................................6
  Form of Conversion Notice...................................................12
  Form of Assignment..........................................................14
  Form of Option to Elect Redemption Upon a Fundamental Change................16
  Compliance with Legal Requirement...........................................18

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01.   Definitions........................................18
                  Affiliate.................................................18
                  Board of Directors........................................19
                  Business Day..............................................19
                  Commission................................................19
                  Common Stock..............................................19
                  Company...................................................19
                  Conversion Rate...........................................19
                  Depositary................................................20
                  Event of Default..........................................20
                  Fundamental Change........................................20
                  Fundamental Change Redemption Date........................20
                  Fundamental Change Redemption Price.......................20
                  Indenture.................................................20
                  Institutional Accredited Investor.........................20
                  Issue Price...............................................20
                  Nasdaq National Market....................................20
                  Non-U.S. Person...........................................20
                  Note or Notes.............................................21
                  Noteholder................................................21
                  Notes Payment.............................................21
                  Officers' Certificate.....................................21
                  Opinion of Counsel........................................21
                  Original Issue Discount...................................21
                  Outstanding...............................................21
                  Person   .................................................22
                  PORTAL Market.............................................22
                  Predecessor Note..........................................22
                  Principal Office of the Trustee...........................22
                  Proceeding................................................22
                  QIB      .................................................22
                  Redemption Price..........................................23
                  Regulation S..............................................23
                  Responsible Officer.......................................23
                  Rule 144A.................................................23
                  Senior Debt...............................................23
                  Trigger Event.............................................24
                  Trustee  .................................................24
                  Trust Indenture Act of 1939...............................24
                  U.S. Government Obligations...............................24


                                   ARTICLE II


        ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES
         Section 2.01. Designation, Amount and Issue of Notes.........................24

         Section 2.02. Form of Notes..................................................25

         Section 2.03. Date and Denomination of Notes; Payments of Interest...........25

         Section 2.04. Execution of Notes.............................................27

         Section 2.05. Exchange and Registration of Transfer of Notes;
                       Restrictions on Transfers; Depositary..........................28

         Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes.....................38

         Section 2.07. Temporary Notes................................................39

         Section 2.08. Cancellation of Notes Paid, Etc................................40

         Section 2.09. CUSIP Numbers..................................................40


                           ARTICLE III

                       REDEMPTION OF NOTES

         Section 3.01. Redemption Prices..............................................41

         Section 3.02. Notice of Redemption; Selection of Notes.......................41

         Section 3.03. Payment of Notes Called for Redemption.........................42

         Section 3.04. No Sinking Fund................................................43

         Section 3.05. Conversion Arrangement on Call for Redemption..................43


                           ARTICLE IV

                          SUBORDINATION

         Section 4.01. Securities Subordinated to Senior Debt.........................44

         Section 4.02. Payment over of Proceeds upon Dissolution, Etc.................44

         Section 4.03. No Payment When Senior Debt in Default.........................46

         Section 4.04. Payment Permitted If No Default................................46

         Section 4.05. Subrogation to Rights of Holders of Senior Debt................47

         Section 4.06. Provisions Solely to Define Relative Rights....................47

         Section 4.07. Trustee to Effectuate Subordination............................47

         Section 4.08. No Waiver of Subordination Provisions..........................48

         Section 4.09. Notice to Trustee..............................................48

         Section 4.10. Reliance on Judicial Order or Certificate of Liquidating Agent.49

         Section 4.11. Trustee Not Fiduciary for Holders of Senior Debt...............49

         Section 4.12. Rights of Trustee as Holder of Senior Debt;
                       Preservation of Trustee's Rights...............................50

         Section 4.13. Article Applicable to Paying Agents............................50


                                    ARTICLE V

                       PARTICULAR COVENANTS OF THE COMPANY

         Section 5.01. Payment of Principal, Premium and Interest.....................50

         Section 5.02. Offices for Notices and Payments, Etc..........................51

         Section 5.03. Appointments to Fill Vacancies in Trustee's Office.............51

         Section 5.04. Provision as to Paying Agent...................................51

         Section 5.05. Reports by the Company.........................................52


                                   ARTICLE VI

          NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

         Section 6.01. Noteholders' Lists.............................................53

         Section 6.02. Preservation of Lists..........................................53

         Section 6.03. Reports by the Trustee.........................................53

         Section 6.04. Statement as to Compliance.....................................54

         Section 6.05. Statement by Officers as to Default............................54

         Section 6.06. Calculation of Original Issue Discount.........................54


                                   ARTICLE VII

         REMEDIES OF THE TRUSTEE AND NOTEHOLDERS IN THE EVENT OF DEFAULT

         Section 7.01. Events of Default..............................................54

         Section 7.02. Payment of Notes on Default; Suit Therefor.....................57

         Section 7.03. Application of Monies Collected by Trustee.....................59

         Section 7.04. Proceedings by Noteholder......................................60

         Section 7.05. Proceedings by Trustee.........................................61

         Section 7.06. Remedies Cumulative and Continuing.............................61

         Section 7.07. Direction of Proceedings and Waiver of Defaults by
                       Majority Noteholders...........................................62

         Section 7.08. Notice of Defaults.............................................62

         Section 7.09. Undertaking to Pay Costs.......................................63


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         Section 8.01.  Duties and Responsibilities of Trustee.........................63

         Section 8.02.  Reliance on Documents, Opinions, Etc...........................65

         Section 8.03.  No Responsibility for Recitals, Etc............................67

         Section 8.04.  Trustee, Paying Agents, Conversion Agents or Registrar
                        May Own Notes..................................................67

         Section 8.05.  Monies to Be Held in Trust.....................................67

         Section 8.06.  Compensation and Expenses of Trustee...........................67

         Section 8.07.  Officers' Certificate as Evidence..............................68

         Section 8.08.  Eligibility of Trustee.........................................68

         Section 8.09.  Resignation or Removal of Trustee..............................68

         Section 8.10.  Acceptance by Successor Trustee................................70

         Section 8.11.  Succession by Merger, Etc......................................70


                                   ARTICLE IX

                           CONCERNING THE NOTEHOLDERS

         Section 9.01. Action by Noteholders..........................................71

         Section 9.02. Proof of Execution by Noteholders..............................72

         Section 9.03. Who Are Deemed Absolute Owners.................................72

         Section 9.04. Company-Owned Notes Disregarded................................72

         Section 9.05. Revocation of Consents; Future Holders Bound...................73


                                    ARTICLE X

                              NOTEHOLDERS' MEETINGS

         Section 10.01. Purposes of Meetings...........................................73

         Section 10.02. Call of Meetings by Trustee....................................74

         Section 10.03. Call of Meetings by Company or Noteholders.....................74

         Section 10.04. Qualification for Voting.......................................74

         Section 10.05. Regulations....................................................75

         Section 10.06. Voting.........................................................75

         Section 10.07. No Delay of Rights by Meeting..................................76


                                   ARTICLE XI

                             SUPPLEMENTAL INDENTURES

         Section 11.01. Supplemental Indentures Without Consent of Noteholders.........76

         Section 11.02. Supplemental Indentures with Consent of Noteholders............78

         Section 11.03. Effect of Supplemental Indentures..............................79

         Section 11.04. Notation on Notes..............................................79

         Section 11.05. Evidence of Compliance of Supplemental Indenture to Be
                        Furnished to the Trustee.......................................79


                                   ARTICLE XII

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

         Section 12.01. Company May Consolidate, Etc., on Certain Terms................79

         Section 12.02. Successor Corporation to Be Substituted........................80

         Section 12.03. Opinion of Counsel to Be Given Trustee.........................81


                                  ARTICLE XIII

                     SATISFACTION AND DISCHARGE OF INDENTURE

         Section 13.01. Discharge of Indenture.........................................81

         Section 13.02. Deposited Monies to Be Held in Trust by Trustee................82

         Section 13.03. Paying Agent to Repay Monies Held..............................82

         Section 13.04. Return of Unclaimed Monies.....................................82


                                   ARTICLE XIV

         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

         Section 14.01. Indenture and Notes Solely Corporate Obligations...............83


                                   ARTICLE XV

                               CONVERSION OF NOTES

         Section 15.01. Right to Convert...............................................83

         Section 15.02. Exercise of Conversion Privilege; Issuance of Common Stock on
                        Conversion; No Adjustment for Interest or Dividends............84

         Section 15.03. Cash Payments in Lieu of Fractional Shares.....................86

         Section 15.04. Conversion Rate................................................86

         Section 15.05. Adjustment of Conversion Rate..................................86

         Section 15.06. Effect of Reclassification, Consolidation, Merger or Sale......94

         Section 15.07. Taxes on Shares Issued.........................................95

         Section 15.08. Reservation of Shares; Shares to Be Fully Paid; Compliance
                        with Governmental Requirements; Listing of Common Stock........95

         Section 15.09. Responsibility of Trustee......................................96

         Section 15.10. Notice to Holders Prior to Certain Actions.....................96


                                   ARTICLE XVI

                    REDEMPTION OF NOTES AT OPTION OF HOLDERS

         Section 16.01. Option to Elect Redemption Upon a Fundamental Change...........97

         Section 16.02. Deposit of Funds for Redemption................................98


                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

         Section 17.01. Provisions Binding on Company's Successors.....................99

         Section 17.02. Official Acts by Successor Corporation.........................99

         Section 17.03. Conflict with Trust Indenture Act..............................99

         Section 17.04. Addresses for Notices, Etc.....................................99

         Section 17.05. Governing Law.................................................100

         Section 17.06. Evidence of Compliance with Conditions Precedent;
                        Certificates to Trustee.......................................100

         Section 17.07. Legal Holidays................................................100

         Section 17.08. No Security Interest Created..................................100

         Section 17.09. Benefits of Indenture.........................................100

         Section 17.10. Table of Contents, Headings, Etc..............................100

         Section 17.11. Execution in Counterparts.....................................100

         Signatures ..................................................................102

     INDENTURE dated as of June 1, 1999 between THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee hereunder (the "Trustee").

                              W I T N E S S E T H :

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 1.87% Convertible Subordinated Notes due 2006 (the "Notes"), in an aggregate principal amount at maturity not to exceed $361,000,000 and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, the Notes, the certificate of authentication to be borne by the Notes and a form of conversion notice are to be substantially in the following forms, respectively:

                        [FORM OF LEGEND FOR GLOBAL NOTE:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                             [FORM OF FACE OF NOTE]

          FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS NOTE BEARS ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE WITH RESPECT TO EACH $1,000 OF AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE IS $830.18, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE IS $169.82, THE ISSUE DATE IS JUNE 1, 1999 AND THE YIELD TO MATURITY BASED ON SEMIANNUAL COMPOUNDING IS 4.75%.

          THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES
          ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO THE INTERPUBLIC GROUP OF COMPANIES, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, IF APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
          (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, IF APPLICABLE). IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, IF APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER TO OCCUR OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(F) ABOVE OR UPON ANY TRANSFER OF THE NOTES EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                  1.87% CONVERTIBLE SUBORDINATED NOTES DUE 2006

No.                                                           $

                                                              CUSIP:

     THE INTERPUBLIC GROUP OF COMPANIES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to ___________, or registered assigns, the principal sum of $___________ Dollars on June 1, 2006 at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 1999 on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 1.87% from June 1 or December 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from June 1, 1999 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any May 18 or November 17, as the case may be, and before the following June 1 or December 1, this Note shall bear interest from such June 1 or December 1; provided, however, that if the Company shall default in the payment of interest due on such June 1 or December 1, then this Note shall bear interest from the next preceding June 1 or December 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on the Notes, from June 1, 1999. The interest so payable on any June 1 or December 1 will be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the May 18 or November 17 (whether or not a Business Day) next preceding such June 1 or December 1, provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any, in respect of the Notes to the prior payment in full of all Senior Debt as defined in the Indenture and provisions giving the holder of this Note the right to convert this Note into Common Stock on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.


Dated:              By: __________________________________
                       Title:
[Seal]
Attest:


_____________________
     Secretary

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes described in the within-mentioned Indenture.

                        THE BANK OF NEW YORK, as Trustee


Dated:                  By: _____________________________
                              Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                      1.87% Convertible Subordinated Notes
                                    due 2006

     This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.87% Convertible Subordinated Notes due 2006 (herein called the "Notes"), limited to the aggregate principal amount at maturity of $361,000,000 all issued under and pursuant to an Indenture dated as of June 1, 1999 (herein called the "Indenture"), between the Company and The Bank of New York (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the sum of the Issue Price plus accrued Original Issue Discount and accrued interest on all Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, reduce the rate or extend the time of payment of interest thereon, change the rate of accrual or extend the time of payment in connection with Original Issue Discount, reduce the principal amount at maturity thereof, reduce any amount payable on redemption thereof, change the obligation of the Company to make redemption of any Note upon the happening of any Fundamental Change as referred to below, impair or affect the right of any Noteholder to institute suit for the payment thereof, change the currency in which the Notes and other amounts in respect thereof are payable, modify the provisions of the Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders, or impair the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture, including Section 15.06, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount at maturity of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest, if any, in respect of any of the Notes, a failure by the Company to convert any Notes into Common Stock or a default in respect of a covenant or provision of the Indenture which under
Article 11 of the Indenture cannot be modified or amended without the consent of the holders of all Notes then outstanding. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney in fact for such purpose.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any, in respect of this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Accrual of Original Issue Discount shall be calculated on the basis of a 360-day year of twelve 30-day months, compounded semi-annually.

     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount at maturity and any multiple thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, but without payment of any service charge, Notes may be exchanged for a like aggregate principal amount at maturity of Notes of other authorized denominations.

     The Company may not redeem the Notes prior to June 5, 2002. On or after that date, the Company may, at its option, redeem the Notes as a whole, or from time to time in part, on any date prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days before the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture, at the following optional Redemption Prices per $1,000 principal amount at maturity (which prices reflect accrued Original Issue Discount calculated to each such date), together in each case with accrued interest to, but excluding, the date fixed for redemption. The Redemption Price of a Note redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table to the actual Redemption Date.

                       (1)                 (2)                 (3)
                                         Accrued            Redemption
                       Note           Original Issue          Price
Redemption Date    Issue Price           Discount           (1) + (2)
---------------    -----------           --------           ---------
June 5, 2002         $830.18              $66.49             $896.67
June 1, 2003         $830.18              $90.18             $920.36
June 1, 2004         $830.18             $115.49             $945.67
June 1, 2005         $830.18             $142.02             $972.20
June 1, 2006         $830.18             $169.82            $1,000.00

Notwithstanding the foregoing, if the date fixed for redemption is a June 1 or December 1, then the interest payable on such date shall be paid to the holder of record on the next preceding May 18 or November 17.

     The Notes are not subject to redemption through the operation of any sinking fund.

     If a Fundamental Change (as defined in the Indenture) occurs at any time prior to June 1, 2006, each holder of Notes shall have the right, at such holder's option, to require the Company to redeem all or any part of such holder's Notes on the date (the "Fundamental Change Redemption Date") (or if such date is not a Business Day, the next succeeding Business Day) that is 45 days after the date of the Company's notice of such Fundamental Change. Such redemption shall be made at a price (the "Fundamental Change Redemption Price") equal to the Issue Price plus accrued Original Issue Discount to the Fundamental Change Redemption Date. In each case, the Company shall also pay accrued interest, if any, on such Notes to, but excluding, the Fundamental Change Redemption Date; provided that if such Fundamental Change Redemption Date is a June 1 or December 1, then the interest payable on such date shall be paid to the holder of record of the Note on the next preceding May 18 or November 17. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Fundamental Change. For a Note to be so repaid at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in New York, New York such Note with the form entitled "Option to Elect Redemption Upon a Fundamental Change" on the reverse thereof duly completed, together with such Notes duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the immediately preceding Business Day). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for redemption shall be determined by the Company, whose determination shall be final and binding.

     Subject to the provisions of the Indenture, the holder hereof has the right, at his option, at any time through the close of business on June 1, 2006, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 principal amount at maturity or a multiple thereof, into that number of fully paid and nonassessable shares of Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount at maturity of this Note or portion thereof to be converted by $1,000 and multiplying the result so obtained by $8.808 (the "Conversion Rate") or such Conversion Rate as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in New York, New York, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by the holder or by his duly authorized attorney. No adjustments in respect of accrued Original Issue Discount, interest or dividends will be made upon any conversion; provided, however, that if this Note shall be surrendered for conversion during the period from, but excluding, a record date for any interest payment date to, but excluding such interest payment date, this Note (unless it or the portion being converted shall have been called for redemption on a date in such period) must be accompanied by an amount, in New York Clearing House funds, equal to the interest payable on such interest payment date on the principal amount at maturity being converted; provided further, however that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

     Any Notes called for redemption, unless surrendered for conversion on or before the close of business on the Business Day immediately preceding the date fixed for redemption, may be deemed to be purchased from the holder of such Notes at an amount equal to the applicable Redemption Price, together with accrued interest to, but excluding, the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the holders thereof and convert them into Common Stock and to make payment for such Notes as aforesaid to the Trustee in trust for such holders.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Company in New York, New York, a new Note or Notes of authorized denominations for an equal principal amount at maturity will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company, the Trustee, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

     No recourse for the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest, if any, in respect of this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Unless otherwise defined, all terms used in the Note which are defined in the Indenture shall have the meanings assigned to them therein.

                           [FORM OF CONVERSION NOTICE]

                                CONVERSION NOTICE

To:  The Interpublic Group of Companies, Inc.

     The undersigned registered holder of this Note hereby irrevocably exercises the option to convert this Note, or portion hereof (which is $1,000 principal amount at maturity or a multiple thereof) below designated, into shares of Common Stock of The Interpublic Group of Companies, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount at maturity hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.



Dated:                        _______________________________________

                              _______________________________________

                                            Signature(s)

Fill in for registration of shares if to be delivered, and Notes if to be issued other than to and in the name of the registered holder:

______________________________
       (Name)

______________________________
   (Street Address)

______________________________
 (City, State and zip code)

Please print name and address


                         Principal amount at maturity to be
                         converted (if less than all):

                                 $_____,000


                         _______________________________
                            Social Security or Other
                         Taxpayer Identification Number

                              [FORM OF ASSIGNMENT]

For value received ___________________________ hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
               (Please insert social security or other taxpayer identification number of assignee.)

the within Note and hereby irrevocably constitutes and appoints ______________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring within two years of the original issuance of such Note, the undersigned confirms that such Note is being transferred:

     |_|  To The Interpublic Group of Companies, Inc. or a subsidiary thereof;
          or

     |_| Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

     |_| To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

     |_| Pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

     |_| Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

     |_|  The transferee is an Affiliate of the Company.


Dated: ___________________

                                 ___________________________
                                         Signature(s)



___________________________
    Signature Guarantee

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       [FORM OF OPTION TO ELECT REDEMPTION
                           UPON A FUNDAMENTAL CHANGE]


To:  The Interpublic Group of Companies, Inc.

     The undersigned registered holder of this Note hereby acknowledges receipt of a notice from The Interpublic Group of Companies, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem this Note, or portion hereof (which is $1,000 principal amount at maturity or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with accrued interest to such date, to the registered holder hereof.

Principal amount at maturity to be redeemed (if less than all):

                           $_____,000



Dated: __________________________


                                    ________________________________
                                              Signature(s)


                                    _________________________________
                                        Social Security or Other
                                     Taxpayer Identification Number


NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                              [FORM OF SCHEDULE FOR
                         ENDORSEMENTS ON GLOBAL SECURITY
                     TO REFLECT CHANGES IN PRINCIPAL AMOUNT]

                                   Schedule A

                 Changes to Principal Amount of Global Security

Date  Principal Amount of Securities by
      Which This Global Security Is to
      Be Reduced or Increased, and        Remaining Principal Amount   Notation
      Reason for Reduction or Increase    of This Global Security      Made by

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

     AND WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and made available for delivery by the Trustee, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:


                                   ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions. The terms defined in this Section (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933, as amended, shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Indenture (except as herein otherwise expressly provided or unless the context otherwise clearly requires). The words "herein", "hereof" and "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

     Affiliate: The term "Affiliate" with respect to any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Board of Directors: The term "Board of Directors" means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

     Business Day: The term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York are authorized or obligated by law or executive order to close or be closed.

     Commission: The term "Commission" means the Securities and Exchange Commission.

     Common Stock: The term "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.06, however, shares issuable on conversion of Notes shall include only shares of Common Stock, $.10 par value per share (which is the class designated as Common Stock of the Company at the date of this Indenture), or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion to which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     Company: The term "Company" means The Interpublic Group of Companies, Inc., a Delaware corporation, and subject to the provisions of Article 12 shall include its successors and assigns.

     Conversion Rate: The term "Conversion Rate" has the meaning specified in
Section 15.04.

     Depositary: The term "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section
2.05 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

     Event of Default: The term "Event of Default" means any event or condition specified as such in Section 7.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

     Fundamental Change: The term "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all of the common stock of a company listed (or, upon consummation of or immediately following such transaction or event, which will be listed) on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

     Fundamental Change Redemption Date: The term "Fundamental Change Redemption Date" has the meaning ascribed to it in Section 16.01(a).

     Fundamental Change Redemption Price: The term "Fundamental Change Redemption Price" has the meaning ascribed to it in the form of Note.

     Indenture: The term "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

     Institutional Accredited Investor: The term "Institutional Accredited Investor" means an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     Issue Price: The term "Issue Price" means, in connection with the original issuance of such Note (including any Predecessor Note), the initial issue price at which the Note is sold as set forth on the face of the Note.

     Nasdaq National Market: The term "Nasdaq National Market" means the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc.

     Non-U.S. Person: The term "Non-U.S. Person" means a person other than a U.S. Person (as defined in Regulation S).

     Note or Notes: The terms "Note" or "Notes" mean any Note or Notes, as the case may be, authenticated and delivered under this Indenture.

     Noteholder: The terms "Noteholder" or "holder of Notes", or other similar terms, mean any person in whose name at the time a particular Note is registered on the books of the Company kept for that purpose in accordance with the terms hereof.

     Notes Payment: The term "Notes Payment" has the meaning specified in
Section 4.02.

     Officers' Certificate: The term "Officers' Certificate", when used with respect to the Company, means a certificate signed both (a) by its Chairman of the Board of Directors, or any Vice-Chairman of the Board of Directors, or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and
(b) by its Treasurer, Controller, Secretary or any Assistant Secretary and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in
Section 17.06.

     Opinion of Counsel: The term "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or other counsel acceptable to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 17.06, if and to the extent required hereby.

     Original Issue Discount: The term "Original Issue Discount" of any Note means the difference between the Issue Price and the principal amount at maturity of the Note as set forth on the face of the Note. For purposes of this Indenture and the Notes, accrual of Original Issue Discount shall be calculated on the basis of a 360-day year of twelve 30-day months, compounded semi-annually.

     Outstanding: The term "outstanding", when used with reference to the Notes, subject to the provisions of Section 9.04, means, as of any particular time, all Notes authenticated and made available for delivery by the Trustee under this Indenture, except:

          (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Notes, or portions thereof, for the payment or redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company (if the Company shall act as its own paying agent), provided that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article 3, or provision satisfactory to the Trustee shall have been made for giving such notice;

          (c) Notes paid or Notes in lieu of or in substitution for which other Notes shall have been authenticated and made available for delivery pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course; and

          (d) Notes converted into Common Stock pursuant to Article hereof and Notes not deemed outstanding pursuant to Section 3.02.

     Person: The term "Person" means a corporation, an association, a partnership, an organization, an individual, a government or a political subdivision thereof or a governmental agency, and includes any successor (by merger or otherwise) of such entity.

     PORTAL Market: The term "PORTAL" Market means the Private Offerings, Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers Inc. or any successor thereto.

     Predecessor Note: The term "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

     Principal Office of the Trustee: The term "principal office of the Trustee", or other similar term, means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office is, at the date as of which this Indenture is dated, located at The Bank of New York, 101 Barclay Street, 21 West, New York, NY 10286; Attn:
Corporate Trust Trustee Administration.

     Proceeding: The term "Proceeding" has the meaning specified in Section
4.02.

     QIB: The term "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     Redemption Price: The term "Redemption Price" means the applicable redemption price as set forth in the form of Note herein above recited, including any applicable additional Original Issue Discount referred to therein.

     Regulation S: The term "Regulation S" means Regulation S as promulgated under the Securities Act.

     Responsible Officer: The term "Responsible Officer", when used with respect to the Trustee, means any vice president (whether or not designated by numbers or words added before or after the title "vice president"), any trust officer, any assistant trust officer, any assistant vice president, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     Rule 144A: The term "Rule 144A" means Rule 144A as promulgated under the Securities Act.

     Senior Debt: The term "Senior Debt" means the principal of and premium, if any and interest on the following, whether outstanding at the date of execution of this Indenture or thereafter incurred or created:

          (a) indebtedness of the Company for money borrowed, or evidenced by a note or similar instrument or written agreement given in connection with the acquisition of any businesses, properties or assets, including securities,

          (b) indebtedness of the Company to banks or financial institutions evidenced by notes or other written obligations,

          (c) indebtedness of the Company evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or similar instrument,

          (d) indebtedness of others of the kinds described in the preceding clauses (a), (b) and (c) that the Company has assumed, guaranteed or otherwise assured the payment thereof, directly or indirectly, and

          (e) deferrals, renewals, extensions and refundings of, or bonds, debentures, notes or other evidences of indebtedness issued in exchange for, the indebtedness described in the preceding clauses (a) through (d) whether or not there is any notice to or consent of the holders of Notes; except (i) indebtedness and advances among the Company and its direct and indirect subsidiaries, (ii) any particular indebtedness, deferral, renewal, extension or refunding, if it is expressly stated in the governing terms, or in the assumption or guarantee, thereof that the indebtedness involved is not Senior Debt and (iii) the Company's 1.80% Convertible Subordinated Debentures due 2004.

     Trigger Event: The term "Trigger Event" is defined in Section 15.05(h).

     Trustee: The term "Trustee" means The Bank of New York and, subject to the provisions of Article 8 hereof, shall also include its successors and assigns as Trustee hereunder.

     Trust Indenture Act of 1939: The term "Trust Indenture Act of 1939" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.

     U.S. Government Obligations: The term "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the Company's option.

                                   ARTICLE II

        ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

     Section 2.01. Designation, Amount and Issue of Notes. The Notes shall be designated as "1.87% Convertible Subordinated Notes due 2006". Notes not to exceed the aggregate principal amount at maturity of $361,000,000 (except pursuant to Sections 2.05, 2.06, 3.03, 15.02 and 16.01) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Notes to or upon the written order of the Company, signed both (a) by its Chairman of the Board of Directors, or any Vice-Chairman of the Board of Directors, or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer, or Controller, or Secretary or any Assistant Secretary without any further action by the Company hereunder.

     Section 2.02. Form of Notes. The Notes and the Trustee's certificate of authentication to be borne by the Notes shall be substantially in the form as in this Indenture above recited. Any of the Notes may have imprinted thereon such legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed or any trading system in which the Notes may be admitted, or to conform to usage.

     Section 2.03. Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount at maturity and any multiple thereof. Every Note shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Note recited above.

     The person in whose name any Note (or its Predecessor Note) is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except (i) that the interest payable upon redemption (unless the date of redemption is an interest payment date) will be payable to the person to whom principal amount at maturity is payable and (ii) as set forth in the next succeeding sentence. In the case of any Note (or portion thereof) which is converted into Common Stock during the period from, but excluding, a record date to, but excluding, the next succeeding interest payment date either (i) if such Note (or portion thereof) has been called for redemption on a redemption date which occurs during such period, or is to be redeemed in connection with a Fundamental Change on a Fundamental Change Redemption Date which occurs during such period, the Company shall not be required to pay interest on such interest payment date in respect of any such Note (or portion thereof) expect to the extent required to be paid upon redemption of such Note or portion thereof pursuant to Section 3.03 or Section 16.01 hereof or (ii) if otherwise, any Note (or portion thereof) submitted for conversion during such period shall be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted in accordance with the provisions of Section 15.02 hereof, unless at the time of conversion there exists a default in the payment of interest on the Notes. Interest may, at the option of the Company, be paid by check mailed to the address of such person on the registry kept for such purposes or by wire transfer in immediately available funds to an account maintained by such person in the United States; provided that with respect to any holder of Notes with an aggregate principal amount at maturity equal to or in excess of $10 million, at the request of such holder in writing the Company shall pay interest on such holder's Notes by wire transfer in immediately available funds. The term "record date" with respect to any interest payment date shall mean the May 18 or November 17 (whether or not a Business Day) preceding said June 1 or December 1. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Accrual of Original Issue Discount shall be calculated on the basis of a 360-day year of twelve 30-day months, compounded semi-annually.

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any said June 1 or December 1 (herein called "Defaulted Interest") shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of his having been such Noteholder; and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which date shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid to each Noteholder at his address as it appears in the Note register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable.

     Section 2.04. Execution of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its President or its Chief Executive Officer and attested by the manual or facsimile signature of its Secretary or its Chief Financial Officer (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Notes as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and made available for delivery hereunder and that the holder is entitled to the benefits of this Indenture.

     In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and made available for delivery by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and made available for delivery or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

     In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and, shall be fully protected in relying upon:

          (a) A copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Notes were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Notes are established by an Officers' Certificate pursuant to general authorization of the Board of Directors, such Officers' Certificate;

          (b) an executed supplemental indenture, if any;

          (c) an Officers' Certificate delivered in accordance with Section 17.06; and

          (d) an Opinion of Counsel which shall state:

          (1) that the form of such Note has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors in accordance with Sections 2.01 and 2.02 and in conformity with the provisions of this Indenture;

          (2) that the terms of such Notes have been established in accordance with Section 2.01 and in conformity with the other provisions of this Indenture; and

          (3) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles;

     The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees or vice presidents shall determine that such action would expose the Trustee to personal liability to existing Holders.

     Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfers; Depositary. (a) The Company shall keep at its principal office, or shall cause to be kept, at one of the offices or agencies maintained pursuant to
Section 5.02, a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, Notes shall be registered and the transfer of Notes shall be registered as in this Article 2 provided. Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times such Register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Note at any office or agency maintained by the Company pursuant to Section 5.02, the Company shall execute and register and the Trustee shall authenticate and make available for delivery in the name of the transferee or transferees a new Note or Notes for an equal principal amount at maturity.

     Upon surrender for registration of transfer of any Note to the Trustee and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount at maturity and bearing such restrictive legends as may be required by this Indenture.

     Notes may be exchanged for a like aggregate principal amount at maturity of Notes of other authorized denominations. Notes to be exchanged shall be surrendered at any office or agency to be maintained by the Company pursuant to
Section 5.02 and the Company shall execute and register and the Trustee shall authenticate and make available for delivery in exchange therefor the Note or Notes which the Noteholder making the exchange shall be entitled to receive, bearing registration numbers not contemporaneously outstanding.

     All Notes presented for registration of transfer or for exchange, redemption, conversion or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

     No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     Neither the Company nor the Trustee shall be required to exchange or register a transfer of (a) any Notes for a period of 15 days next preceding any selection of Notes to be redeemed or (b) any Notes or portions thereof selected or called for redemption or (c) any Notes or portion thereof surrendered for conversion or (d) any Notes or portion thereof surrendered for redemption pursuant to Article 16.

     All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such exchange or transfer.

     (b) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Notes that upon initial issuance are beneficially owned by QIBs, and all Notes that are beneficially owned by Non-U.S. Persons as a result of a sale or transfer after initial issuance and all Notes to be traded on the PORTAL Market shall be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in such Note(s) in global form shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

     Upon any sale or transfer of a Note to an Institutional Accredited Investor that is not a QIB (other than pursuant to a registration statement that has been declared effective under the Securities Act), such Institutional Accredited Investor shall, prior to such sale or transfer, furnish to the Company and the Trustee a signed letter containing representations and agreements relating to restrictions on transfer substantially in the form set forth in Annex A to the offering memorandum dated as of May 26, 1999 relating to the offering of the Notes. Notes issued to such Institutional Accredited Investors shall be issued in definitive form, registered in the name of the holder, and shall not be represented by a Note in global form deposited with the Depositary.

     Except as provided below, an owner of a beneficial interest in a Note in global form shall not be entitled to have a definitive Note registered in his, her or its name, will not receive or be entitled to receive physical delivery of definitive Notes and will not be considered a "Noteholder" or a "holder of Notes" in global form.

     Any transfer of a beneficial interest in a Note in global form which cannot be effected through book-entry settlement must be effected by the delivery to the transferee (or its nominee) of a definitive Note or Notes registered in the name of the transferee (or its nominee) on the Register. With respect to any such transfer, the Trustee will cause, in accordance with the standing instructions and procedures of the Depositary, the principal amount at maturity of the Note in global form to be reduced and, following such reduction, the Company will execute and the Trustee will authenticate and make available for delivery to the transferee (or such transferee's nominee, as the case may be), a Note or Notes in the appropriate principal amount at maturity in the name of such transferee (or its nominee) and bearing such restrictive legends as may be required by this Indenture.

     (c) So long as the Notes are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a definitive Note to a QIB in accordance with Rule 144A or to a Non-U.S. Person in accordance with Regulation S, unless otherwise requested by the transferor, and upon receipt of the definitive Note or Notes being so transferred, together with a certification from the transferor that the transfer is being made in compliance with Rule 144A or to a Non-U.S. Person in accordance with Regulation S (or other evidence satisfactory to the Trustee), the Trustee shall make an endorsement on the Note in global form to reflect an increase in the principal amount at maturity of the Notes represented by the Note in global form, the Trustee shall cancel such definitive Note or Notes in accordance with the standing instructions and procedures of the Depositary, the aggregate principal amount at maturity of Notes represented by the Note in global form to be increased accordingly; provided that no definitive Note, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in such Note in global form until such definitive Note is freely tradable in accordance with Rule 144(k); provided further that the Trustee shall issue Notes in definitive form upon any transfer of a beneficial interest in the
Note in global form to the Company or any Affiliate of the Company.

     Any Note in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the custodian for the Depositary, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradeable on the PORTAL Market or as may be required for the Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or Regulation S or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

     (d) Each Note shall be subject to the restrictions on transfer provided in the legend set forth below, unless such restrictions on transfer shall be waived by the written consent of the Company, and the holder of each Note, by such Noteholder's acceptance thereof, agrees to be bound by such restrictions on transfer. As used in this Section 2.05(d) and in Section 2.05(e), the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Note.

     Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Note (and all securities issued in exchange or substitution therefor, other than Common Stock, if any, issued upon conversion thereof that shall bear the legend set forth in Section 2.05(e), if applicable) shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company (with written notice thereof to the Trustee):

     THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO THE INTERPUBLIC GROUP OF COMPANIES, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHED TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, IF APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, IF APPLICABLE). IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, IF APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER TO OCCUR OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(F) ABOVE OR UPON ANY TRANSFER OF THE NOTES EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount at maturity, which shall not bear the restrictive legend required by this
Section 2.05(d).

     Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05), a Note in global form may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Notes in global form. Initially, the global Notes shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the custodian for Cede & Co.

     If at any time the Depositary for the Notes in global form notifies the Company that it is unwilling or unable to continue as Depositary for such Notes, the Company may appoint a successor Depositary with respect to such Notes. If a successor Depositary for the Notes is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for authentication and delivery of Notes, will authenticate and make available for delivery Notes in definitive form, in an aggregate principal amount at maturity equal to the principal amount at maturity of the Notes in global form, in exchange for the Notes in the global form.

     If a definitive Note is issued in exchange for any portion of a Note in global form after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the next succeeding interest payment date, interest will not be payable on such interest payment date, subject to the provisions of Section 2.03, in respect of such Note, but will be payable on such interest payment date only to the person to whom interest in respect of such portion of such Note in global form is payable in accordance with the provisions of this Indenture.

     Definitive Notes issued in exchange for all or a part of a Note in global form pursuant to this Section 2.05 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall make available for delivery such definitive Notes to the person in whose names such definitive Notes are so registered.

     At such time as all interests in a Note in global form have been redeemed, converted, repurchased, canceled, exchanged for definitive Notes or transferred to a transferee who receives a definitive Note, such Note in global form shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the custodian for the Depositary and the Depositary. At any time prior to such cancellation, if any interest in a global Note is exchanged for definitive Notes, redeemed, converted, repurchased, canceled, or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of a Note in global form, the principal amount at maturity of such Note in global form shall, in accordance with the standing procedures and instructions existing between the custodian for the Depositary and the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Note in global form by the Trustee or the custodian for the Depositary, at the direction of the Trustee, to reflect such reduction or increase.

     (e) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of such Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company (with written notice thereof to the transfer agent for the Common Stock):

     THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO THE INTERPUBLIC GROUP OF COMPANIES, INC. OR TO ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),
     (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT PRIOR TO SUCH TRANSFER, FURNISHES TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(F) ABOVE), IT WILL FURNISH TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(F) ABOVE OR UPON ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U. S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Any certificates representing shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender thereof for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(e).

     (f) Any certificate evidencing a Note that has been transferred to an Affiliate of the Company prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof, shall, until two years after the last date on which the Company or any Affiliate of the Company was an owner of such Note, bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee);

     THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO THE INTERPUBLIC GROUP OF COMPANIES, INC. OR ANY SUBSIDIARY THEREOF, (B) IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OR (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (2) THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFER IS PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Any stock certificate representing Common Stock issued upon conversion of such Note shall also bear a legend in substantially the form indicated above, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

     Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any temporary or definitive Note shall become mutilated or be apparently destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so apparently destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

     The Trustee may authenticate any such substituted Note and make available for delivery the same upon the receipt of such security or indemnity as the Trustee and the Company may require. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment or conversion shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

     Every substituted Note issued pursuant to the provisions of this Section
2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the apparently destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

     Section 2.07. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute and the Trustee shall authenticate and make available for delivery temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes. Without unreasonable delay the Company will execute and deliver to the Trustee definitive Notes and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount at maturity of definitive Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and made available for delivery hereunder.

     Section 2.08. Cancellation of Notes Paid, Etc. All Notes surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any paying agent or any Note registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of all canceled Notes in accordance with applicable law and its customary practice in effect from time to time. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

     Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                  ARTICLE III

                               REDEMPTION OF NOTES

     Section 3.01. Redemption Prices. The Company may not redeem the Notes prior to June 5, 2002. On or after that date, the Company may, at its option, redeem all or from time to time any part of the Notes on any date prior to maturity, upon notice as set forth in Section 3.02, and at the optional Redemption Prices set forth in the form of Note herein above recited, together with interest, if any to, but excluding, the date fixed for redemption.

     Section 3.02. Notice of Redemption; Selection of Notes. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.02 for redemption and/or, at its request, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the holders of Notes so to be redeemed as a whole or in part at their last addresses as the same appear on the Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in such notice by mail to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. The Company shall also use its reasonable best efforts to publish a notice of such redemption at least once in each of Bloomberg Business News, Dow Jones News
(DJN) and Reuter Financial Report in the City of New York at least 30 and not more than 60 days prior to the date fixed for redemption; provided, however, that failure to publish this notice will not prevent the redemption of the Notes by the Company pursuant to this Article 3.

     Each such published notice and notice of redemption shall identify the Notes to be redeemed (including "CUSIP" numbers) and shall specify the principal amount at maturity of each Note to be redeemed, the date fixed for redemption, the Redemption Price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest and Original Issue Discount accrued to, but excluding, the date fixed for redemption will be paid as specified in said notices, and that on and after said date interest and Original Issue Discount thereon or on the portions thereof to be redeemed will cease to accrue. Such notices shall also state the current Conversion Rate and the date on which the right to convert such Notes or portions thereof into Common Stock will expire. In case any Note is to be redeemed in part only, the published notice and the notice of redemption shall state the portion of the principal amount at maturity thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the unredeemed portion thereof will be issued.

     On or before the redemption date specified in the published notice and the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section __) an amount of money sufficient to redeem on the redemption date all the Notes so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate Redemption Price, together with accrued interest to, but excluding, the date fixed for redemption. If any Note called for redemption is converted pursuant hereto, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its request, or, if then held by the Company shall be discharged from such trust. If fewer than all the Notes are to be redeemed, the Company will give the Trustee written notice not less than 45 days prior to the redemption date as to the aggregate principal amount at maturity of Notes to be redeemed.

     If fewer than all the Notes are to be redeemed, the Trustee shall select, with written notice to the Company, by lot, pro rata or by another manner as the Trustee shall deem equitable and fair, the Notes or portions thereof (in multiples of $1,000 principal amount at maturity) to be redeemed. If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as may be) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is converted as a whole or in part before the mailing of the notice of redemption.

     Upon any redemption of less than all Notes, the Company and the Trustee may treat as outstanding any Notes surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Note authenticated and made available for delivery during such period in exchange for the unconverted portion of any Note converted in part during such period.

     Section 3.03. Payment of Notes Called for Redemption. If notice of redemption has been given as above provided, the Notes or portions of Notes with respect to which such notice has been given shall, unless theretofore converted into Common Stock pursuant to the terms hereof, become due and payable on the date and at the place or places stated in such notices at the applicable Redemption Price, together with interest accrued to, but excluding, the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the Redemption Price, together with interest accrued to, but excluding, said date). Original Issue Discount and interest on the Notes or portions of Notes so called for redemption shall cease to accrue and such Notes shall cease after the date fixed for redemption to be convertible into Common Stock and, except as provided in Sections 8.05 and 13.04, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof and unpaid interest to, but excluding, the date fixed for redemption. On presentation and surrender of such Notes at a place of payment in said notices specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with interest accrued thereon to, but excluding, the date fixed for redemption; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.03 hereof.

     Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount at maturity equal to the unredeemed portion of the Note so presented.

     Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail or publish any notice of optional redemption during the continuance of a default in payment of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest, if any, of which the Trustee has actual knowledge of in respect of the Notes or of any Event of Default. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price and, to the extent legally permitted, interest, if any, in respect thereof shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Note (giving effect to accrual of Original Issue Discount) and such Note shall remain convertible into Common Stock until the Redemption Price shall have been paid or duly provided for.

     Section 3.04. No Sinking Fund. The Notes shall not be entitled to the benefit of any sinking fund.

     Section 3.05. Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the close of business on the date fixed for redemption, an amount not less than the applicable Redemption Price, together with interest accrued to, but excluding, the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Notes, together with interest accrued to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee 5 days prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 15) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption, subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.


                                   ARTICLE IV

                                  SUBORDINATION

     Section 4.01. Securities Subordinated to Senior Debt. The Company covenants and agrees, and each holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article 13), the payment of the principal of and premium, if any, and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.

     Section 4.02. Payment over of Proceeds upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, such as, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, a "Proceeding") the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the holders of the Notes are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of or premium, if any, or interest on the Notes or on account of any purchase or other acquisition of Notes by the Company, or any subsidiary of the Company (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a "Notes Payment"), and to that end the holders of all Senior Debt shall be entitled to receive, for application to the payment thereof, any Notes Payment which may be payable or deliverable in respect of the Notes in any such Proceeding.

     In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the holder of any Note shall have received any Notes Payment before all Senior Debt is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, and if such fact shall, at or prior to the time of such Notes Payment, have been made known to the Trustee or, as the case may be, such holder, then and in such event such Notes Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as the Notes are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer, sale or lease of all or substantially all of its properties and assets to another Person upon the terms and conditions set forth in Article 12 shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, sale or lease such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer, sale or lease comply with the conditions set forth in Article 12.

     Section 4.03. No Payment When Senior Debt in Default. In the event that any Notes are declared due and payable before their maturity, then and in such event the holders of the Senior Debt outstanding at the time such Notes so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, before the holders of the Notes are entitled to receive any Notes Payment.

     In the event and during the continuation of any default in the payment of principal or of premium, if any, or interest on any Senior Debt beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or a trustee, or other representative on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no Notes Payment shall be made.

     In the event that, notwithstanding the foregoing, the Company shall make any Notes Payment to the Trustee or any holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such Notes Payment, have been made known to the Trustee or, as the case may be, such holder, then and in such event such Notes Payment shall be paid over and delivered forthwith to the Company.

     The provisions of this Section shall not apply to any Notes Payment with respect to which Section 4.02 would be applicable.

     Section 4.04. Payment Permitted If No Default. Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 4.02 or under the conditions described in Section 4.03, from making Notes Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Notes Payments or the retention of such Notes Payment by the holders, if at the time of such application by the Trustee, it did not have actual knowledge that such Notes Payment would have been prohibited by the provisions of this Article.

     Section 4.05. Subrogation to Rights of Holders of Senior Debt. Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and premium, if any, and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

     Section 4.06. Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the holders of the Notes, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the holders of the Notes the principal of and premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the holders of the Notes and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such holder.

     Section 4.07. Trustee to Effectuate Subordination. Each holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

     Section 4.08. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

     Section 4.09. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee therefor or representative thereof; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of and premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

     Subject to the provisions of Section 8.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor or representative thereof) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor or representative thereof). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the rights of such Person to receive such payment.

     Section 4.10. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 8.01, and the holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     Section 4.11. Trustee Not Fiduciary for Holders of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise. The Trustee shall not be charged with knowledge of the existence of Senior Debt or of any facts that would prohibit any payment hereunder unless a Responsible Officer of the Trustee shall have received notice to that effect at the address of the Trustee set forth in Section 17.04. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

     Section 4.12. Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.06.

     Section 4.13. Article Applicable to Paying Agents. In case at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 4.09 and 4.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as paying agent.

                                   ARTICLE V

                       PARTICULAR COVENANTS OF THE COMPANY

     Section 5.01. Payment of Principal, Premium and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any, in respect of each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Each installment of interest on the Notes may, at the option of the Company, be paid by mailing checks for the interest payable to or upon the written order of the holders of Notes entitled thereto as they shall appear on the Register or by wire transfer in immediately available funds to an account maintained by such holder in the United States; provided that with respect to any holder of Notes with an aggregate principal amount at maturity equal to or in excess of $10 million, at the request of such holder in writing the Company shall pay interest on such holder's Notes by wire transfer in immediately available funds.

     Section 5.02. Offices for Notices and Payments, Etc. So long as any of the Notes remain outstanding, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be presented for payment, and an office or agency where the Notes may be presented for registration of transfer and for exchange and conversion as provided for in this Indenture and an office or agency where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served. The Company will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. If the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the principal office of the Trustee and the Company hereby appoints the Trustee at the principal office of the Trustee as its agent to receive all such presentations, demands and notices.

     Section 5.03. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.09, a Trustee, so that there shall at all times be a Trustee hereunder.

     Section 5.04. Provision as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

          (1) that it will hold all sums held by it as such agent for the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest, if any, in respect of the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

          (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest, if any, in respect of the Notes when the same shall be due and payable; and

          (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

     The Company shall, on or before each due date of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest, if any, in respect of the Notes, deposit with the paying agent a sum sufficient to pay such amounts so becoming due, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

     (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest, if any, in respect of the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such amounts so becoming due and will notify the Trustee in writing of any failure to take such action and of any failure by the Company (or by any other obligor under the Notes) to make any payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest, if any, in respect of the Notes when the same shall become due and payable.

     (c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such money.

     (d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Sections 13.03 and 13.04.

     Section 5.05. Reports by the Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).


                                   ARTICLE VI

          NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

     Section 6.01. Noteholders' Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than 15 days after each May 18 and November 17 in each year beginning with November 17, 1999, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than 15 days prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note registrar.

     Section 6.02. Preservation of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Note registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

     If the Trustee shall be required by law to disclose any information contained in any list of Noteholders maintained by it, then each and every holder of the Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent nor the Note registrar shall be held accountable by reason of the disclosure of any such information, regardless of the source from which such information was derived.

     Section 6.03. Reports by the Trustee. (a) On July 15, 2000, and on or before July 15 in every year thereafter, so long as any Notes are outstanding hereunder, the Trustee shall transmit to the Noteholders and the Company, as hereinafter in this Section 6.03 provided, a brief report dated as of the preceding May 18 with respect to:

          (1) its eligibility under Section 8.08, or in lieu thereof, if to the best of its knowledge it has continued to be eligible under such Section, a written statement to such effect; and

          (2) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Notes, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 7.08.

     (b) Reports pursuant to this Section 6.03 shall be transmitted by mail to all holders of Notes as the names and addresses of such holders appear upon the registry books of the Company at the expense of the Company.

     Section 6.04. Statement as to Compliance. The Company will deliver to the Trustee annually, commencing July 15, 2000, a certificate, from its principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signer thereof the Company is in compliance (without regard to periods of grace or notice requirements) with all conditions and covenants under this Indenture, and if the Company shall not be in compliance, specifying such non-compliance, and the nature and status thereof of which such signer may have knowledge.

     Section 6.05. Statement by Officers as to Default. The Company shall deliver to the Trustee, as soon as possible and in any event within 5 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

     Section 6.06. Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Notes as of the end of such year and
(ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.


                                  ARTICLE VII

         REMEDIES OF THE TRUSTEE AND NOTEHOLDERS IN THE EVENT OF DEFAULT

     Section 7.01. Events of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

          (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

          (b) default in the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, or Fundamental Change Redemption Price in respect of any of the Notes as and when the same shall become due and payable either at maturity, in connection with any redemption by declaration or otherwise; or

          (c) failure on the part of the Company duly to observe or perform any of the covenants or agreements on the part of the Company in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) which failure continues for a period of 45 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount at maturity of the Notes at the time outstanding; or

          (d) the Company shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall admit in writing of its inability to pay its debt generally; or

          (e) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under the Bankruptcy Code or any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

then and in each and every such case (other than an Event of Default described in Section 7.01(d) or Section 7.01(e)), unless the sum of the Issue Price plus accrued Original Issue Discount from the date of issue of the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare due and immediately payable the sum of the Issue Price plus accrued Original Issue Discount from the date of issue of the Notes to the date of declaration and the interest accrued thereon, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, and Fundamental Change Redemption Price in respect of any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price and Fundamental Change Redemption Price at the rate borne by the Notes (giving effect to accrual of Original Issue Discount), to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.06, and if any and all defaults under this Indenture, other than the nonpayment of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any, in respect of the Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section
7.07 -- then and in every such case the holders of a majority in aggregate principal amount at maturity of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. If an Event of Default specified in Section 7.01(d) or Section 7.01(e) occurs with respect to the Company, the sum of the Issue Price plus accrued Original Issue Discount from the date of issue of the Notes to the date of declaration, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

     Section 7.02. Payment of Notes on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, or Fundamental Change Redemption Price in respect of any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes, in connection with any redemption of a Note pursuant to Article 16, or in connection with any redemption, by declaration or otherwise -- then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price, or interest, or both, as the case may be, with interest upon the overdue principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price and Fundamental Change Redemption Price and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes (giving effect to the accrual of Original Issue Discount); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any, in respect of the Notes to the registered holders, whether or not the Notes are overdue.

     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid at the Company's expense, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any, owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06; and any receiver, assignee or trustee in bankruptcy or reorganization liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, if the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for compensation, expenses, advances and disbursements including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or adopt on behalf of any Noteholder any plan of reorganization or arrangement, affecting the Notes or the rights of any Noteholder, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

     Section 7.03. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 7 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

     First: To the payment of costs and expenses of collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;

     Second: Subject to the provisions of Article 4, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes (giving effect to the accrual of Original Issue Discount), such payments to be made ratably to the persons entitled thereto;

     Third: Subject to the provisions of Article 4, in case the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price or Fundamental Change Redemption Price and interest, if any, in respect of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any, with interest on the overdue principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price and Fundamental Change Redemption Price, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes (giving effect to the accrual of Original Issue Discount); and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the aggregate principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any, without preference or priority of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price or Fundamental Change Redemption Price over interest, or of interest over principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price or Fundamental Change Redemption Price or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and accrued and unpaid interest;

     Fourth: Subject to the provisions of Article 4, to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

     Section 7.04. Proceedings by Noteholder. No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 7.05, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Notwithstanding any other provisions of this Indenture and any provision of any Note, however, the right of any holder of any Note to receive payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and accrued interest on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

     Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in his own behalf and for his own benefit may enforce, and may institute and maintain any proceeding suitable to enforce, his rights of conversion as provided herein.

     Section 7.05. Proceedings by Trustee. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     Section 7.06. Remedies Cumulative and Continuing. Except as provided in
Section 2.06, all powers and remedies given by this Article 74 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article 74 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

     Section 7.07. Direction of Proceedings and Waiver of Defaults by Majority Noteholders. The holders of a majority in aggregate principal amount at maturity of the Notes at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that (subject to the provisions of Section 8.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall be advised by counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or executive committee, or a trust committee of directors and/or Responsible Officers shall determine that the action or proceedings so directed could involve the Trustee in personal liability. Prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount at maturity of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest, if any, in respect of the Notes, (ii) a failure by the Company to convert any Notes into Common Stock or (iii) a default in respect of a covenant or provision hereof which under Article 11 cannot be modified or amended without the consent of the holders of all Notes then outstanding. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     Section 7.08. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a default, mail to all Noteholders, as the names and addresses of such holders appear upon the registry books of the Company, notice of all defaults known to the Trustee, unless such defaults shall have been cured or waived before the giving of such notice (the term "defaults" for the purpose of this Section 7.08 being hereby defined to be the events specified in clauses
(a), (b), (c), (d) and (e) of Section 7.01, not including periods of grace, if any, or the giving of any notice, or both provided for therein); and provided that, except in the case of default in the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest, if any, in respect of any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.

     Section 7.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section 7.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in aggregate principal amount at maturity of the Notes outstanding, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any, in respect of any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 15.


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

     Section 8.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenant or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

          (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

               (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine (but need not confirm or investigate the accuracy of mathematical calculations or facts stated therein) whether or not they conform to the requirements of this Indenture;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in aggregate principal amount at maturity of the Notes at the time outstanding determined as provided in
     Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the redemption of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 8.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01,

          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

          (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document unless requested in writing to do so by the holders of not less than a majority in aggregate principal amount at maturity of the Notes then outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

          (h) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

          (i) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (j) The Trustee shall not be charged with knowledge and shall not be deemed to have notice of any default or Event of Default, except an Event of Default under Section 7.01(a) or Section 7.01(b) in cases where the Trustee is acting as paying agent, unless written notice thereof stating that such notice is a "Notice of Default" shall have been given to a Responsible Officer by the Company or a Noteholder or any agent of a Noteholder; and, in the absence of such written notice, the Trustee may conclusively assume that there is no default or Event of Default.

     Section 8.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and made available for delivery by the Trustee in conformity with the provisions of this Indenture.

     Section 8.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any paying agent, any conversion agent or Note registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent, conversion agent or Note registrar.

     Section 8.05. Monies to Be Held in Trust. Subject to the provisions of
Section 13.04 all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except to the extent otherwise agreed in writing by the Company and the Trustee.

     Section 8.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and any predecessor trustee to the Trustee for, and to hold it harmless against, any and all loss, liability, damage, claims or expense including taxes incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its permits and duties hereunder. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

     Section 8.07. Officers' Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

     Section 8.08. Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State or Territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least five million dollars, subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.08, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.09.

     Section 8.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the holders of Notes at their addresses as they shall appear on the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b) In case at any time any of the following shall occur:

               (1) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.08 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

               (2) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

          (c) The holders of a majority in aggregate principal amount at maturity of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within 10 days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in subsection (a) of this Section 8.09 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.10.

     Section 8.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 8.06.

     No successor trustee shall accept appointment as provided in this Section
8.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.08.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.10, the Company and the former trustee shall mail notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the registry books of the Company. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     Section 8.11. Succession by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 8.08 without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and make available for delivery such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee appointed by such successor trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.


                                   ARTICLE IX

                           CONCERNING THE NOTEHOLDERS

     Section 9.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount at maturity of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 10, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than 15 days prior to the date of commencement of solicitation of such action.

     Section 9.02. Proof of Execution by Noteholders. Subject to the provisions of Sections 8.01, 8.02 and 10.05, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note registrar.

     The record of any Noteholders' meeting shall be proved in the manner provided in Section 10.06.

     Section 9.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any paying agent, any conversion agent and any Note registrar may deem the person in whose name such Note shall be registered upon the books of the Company to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any, in respect of such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

     Section 9.04. Company-Owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount at maturity of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes which a Responsible Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determinations.

     Section 9.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount at maturity of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Principal Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.


                                   ARTICLE X

                              NOTEHOLDERS' MEETINGS

     Section 10.01. Purposes of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

          (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 7;

          (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

          (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.01(a); or

          (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount at maturity of the Notes under any other provision of this Indenture or under applicable law.

     Section 10.02. Call of Meetings by Trustee. The Trustee shall, upon receiving a written request pursuant to Section 10.03 and at the expense of the Company in accordance with Section 8.06, call a meeting of Noteholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of Notes at their addresses as they shall appear on the registry books of the Company. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

     Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

     Section 10.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount at maturity of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

     Section 10.04. Qualification for Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes or
(b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     Section 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may, but shall not be obligated to, make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in aggregate principal amount at maturity of the Notes represented at the meeting and entitled to vote at the meeting.

     Subject to the provisions of Section 9.04, at any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 principal amount at maturity of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

     Section 10.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the aggregate principal amount at maturity of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the aggregate principal amount at maturity of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     Section 10.07. No Delay of Rights by Meeting. Nothing contained in this
Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.


                                   ARTICLE XI

                             SUPPLEMENTAL INDENTURES

     Section 11.01. Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

          (a) to make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 15.06;

          (b) subject to Article 4, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

          (c) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to
     Article 12 hereof;

          (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

          (e) to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

          (f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of the holders of the Notes in any material respect;

          (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

          (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section
11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02.

     Section 11.02. Supplemental Indentures with Consent of Noteholders. With the consent (evidenced as provided in Article 9) of the holders of not less than a majority in aggregate principal amount at maturity of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, change the rate of accrual or extend the time of payment in connection with Original Issue Discount, or reduce the principal amount at maturity thereof, or reduce any amount payable on redemption thereof or change the obligation of the Company to make redemption of any Note pursuant to Article 16, or impair or affect the right of any Noteholder to institute suit for the payment thereof, or make the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest, if any, in respect thereof payable in any coin or currency other than that provided in the Notes, or modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders in any material respect, or impair the right to convert the Notes into Common Stock subject to the terms set forth herein, including Section 15.06, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

     Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Noteholders under this
Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Section 11.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 11.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this
Article 11 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and made available for delivery in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

     Section 11.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to the Trustee. The Trustee, subject to the provisions of Sections
8.01 and 8.02, shall be entitled to receive and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Indenture.


                                  ARTICLE XII

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

     Section 12.01. Company May Consolidate, Etc., on Certain Terms. Subject to the provisions of Section 12.02, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company, to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same and which shall be organized under the laws of a State of the United States or the District of Columbia; provided, however, and the Company hereby covenants and agrees, that upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any, in respect of all of the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by either an Officers' Certificate and an Opinion of Counsel or a supplemental indenture that is, in either case, satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property, and any such supplemental indenture shall provide for the applicable conversion rights set forth in Section 15.06.

     Section 12.02. Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any, in respect of all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of The Interpublic Group of Companies, Inc. any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or lease, the person named as the "Company" in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

     In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

     Section 12.03. Opinion of Counsel to Be Given Trustee. The Trustee, subject to Sections 8.01 and 8.02, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this
Article 12.


                                  ARTICLE XIII

                     SATISFACTION AND DISCHARGE OF INDENTURE

     Section 13.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, cash and U.S. Government Obligations sufficient to pay at maturity or upon redemption all of the Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and made available for delivery) not theretofore canceled or delivered to the Trustee for cancellation, including principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any, due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Noteholders to receive payments of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any, in respect of the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 17.06 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

     Section 13.02. Deposited Monies to Be Held in Trust by Trustee. Subject to
Section 13.04, all monies deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any.

     Section 13.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon written demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

     Section 13.04. Return of Unclaimed Monies. Any monies deposited with or paid to the Trustee for payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any, in respect of Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which such amounts shall have become due and payable, shall be repaid to the Company by the Trustee on written demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect.


                                  ARTICLE XIV

         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

     Section 14.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any, in respect of any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.


                                   ARTICLE XV

                               CONVERSION OF NOTES

     Section 15.01. Right to Convert. Subject to and upon compliance with the provisions of this Indenture, the holder of any Note shall have the right, at his option, at any time prior to the close of business on June 1, 2006 (except that, with respect to any Note or portion of a Note which shall be called for redemption such right shall terminate, except as provided in Section 15.02 or
Section 3.05, at the close of business, New York City time, on the Business Day next preceding the date fixed for redemption of such Note or portion of a Note unless the Company shall default in payment due upon redemption or redemption thereof) to convert the principal amount at maturity of any such Note, or any portion of such principal amount at maturity which is $1,000 or a multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount at maturity of the Note or portion thereof surrendered for conversion by $1,000 and multiplying the result so obtained by the Conversion Rate in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided in Section 15.02. A Note in respect of which a holder is exercising his option to require redemption upon a Fundamental Change pursuant to Section 16.01 may be converted only if such holder withdraws his election to exercise in accordance with Section 16.01. A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article 15.

     Section 15.02. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege with respect to any Note in certificated form, the holder of any such Note to be converted in whole or in part shall surrender such Note, with the conversion notice duly completed and executed, at an office or agency maintained by the Company pursuant to Section 5.02, accompanied by the funds, if any, required by the penultimate paragraph of this Section 15.02, and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Company) to the Company at such office or agency that the holder elects to convert such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 15.07. Each Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

     In order to exercise the conversion privilege with respect to any interest in a Note in global form, the holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, deliver by book-entry delivery an interest in such Note in global form, furnish appropriate endorsements and transfer documents if required by the Company and the Trustee or conversion agent, and pay the funds, if any, required by this
Section 15.02 and any transfer taxes if required.

     As promptly as practicable after the surrender of such Note and the receipt of such notice and funds, if any, as aforesaid, the Company shall issue and shall deliver at such office or agency to such holder, or on his written order, a certificate or certificates for the number of full shares issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in
Section 15.03. In case any Note of a denomination greater than $1,000 principal amount at maturity shall be surrendered for partial conversion, and subject to
Section 2.03, the Company shall execute and the Trustee shall authenticate and make available for delivery to or upon the written order of the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in principal amount at maturity equal to the unconverted portion of the surrendered Note.

     Each conversion shall be deemed to have been effected on the date on which such Note shall have been surrendered (accompanied by the funds, if any, required by the penultimate paragraph of this Section) and such notice shall have been received by the Company, as aforesaid, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Note shall have been surrendered.

     Except as described in this Section, holders of the Notes will not be entitled to any payment or adjustment on account of accrued Original Issue Discount or accrued and unpaid interest upon conversion of the Notes. The Company's delivery of the fixed number of shares of Common Stock into which the Notes are convertible will be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the Notes and all accrued interest and Original Issue Discount that has not previously been (or is not simultaneously being) paid. The Common Stock is treated as issued first in payment of accrued interest and Original Issue Discount and then in payment or principal.

     Any Note or portion thereof surrendered for conversion during the period from, but excluding, a record date for any interest payment date to, but excluding, such interest payment date shall (unless such Note or portion thereof being converted shall have been called for redemption on a date which occurs during such period) be accompanied by payment, in New York Clearing House funds of an amount equal to the interest otherwise payable on such interest payment date on the principal amount at maturity being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. Except as provided above in this Section, no adjustment shall be made for Original Issue Discount or interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article.

     Upon the conversion of an interest in a Note in global form, the Trustee or the custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Note in global form as to the reduction in the principal amount at maturity represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any conversion agent other than the Trustee. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 15 shall be entitled to receive the appropriate number of preferred share purchase rights (the "Rights"), if any, and the certificates representing the Common Stock issued upon such purchase shall bear such legends, if any, in each case as provided by and subject to the terms of the Second Amended and Restated Rights Agreement (the "Rights Agreement") dated as of August 1, 1989, between the Company and The First Chicago Trust Company of New York, as Rights Agent, as in effect at the time of such purchase.

     Section 15.03. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount at maturity of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be otherwise issuable upon the conversion of any Note or Notes, the Company shall, in lieu of such fractional share, make an adjustment and payment therefor in cash at the current market value thereof. For these purposes, the current market value of a share of Common Stock shall be the last reported sale price on the first day (which is not a Legal Holiday as defined in Section 17.07) immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted and such last reported sale price shall be determined as provided in subsection (g) of Section 15.05.

     Section 15.04. Conversion Rate. The Conversion Rate shall be as specified in the form of Note herein above set forth, subject to adjustment as provided in this Article 15.

     Section 15.05. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

          (a) In case the Company shall (i) pay a dividend, or make a distribution, in shares of its Common Stock, on its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or
     (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned or have been entitled to receive after the happening of any of the events described above had such Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of subdivision or combination.

          (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock (as defined in subsection (g) below) at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (c) In case the Company shall distribute to all holders of its Common Stock any shares of any class of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or other distributions to the extent paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (b) above), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction of which the denominator shall be the Current Market Price per share (as defined in subsection (g) below) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the numerator shall be the Current Market Price per share (as defined in subsection (g) below) of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of
     (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent such preceding quarterly dividend did not require any adjustment of the Conversion Rate pursuant to this Section 15.05(d) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the average of the last reported sales price of the Common Stock (determined as provided in Section 15.05(g) during the ten Trading Days (as defined in Section 15.05(g) next preceding the date of declaration of such dividend and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, unless the Company elects to reserve such cash for distribution to the holders of the Notes upon the conversion of the Notes so that any such holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the record date for such distribution of cash, converted its Notes into Common Stock, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the record date by a fraction of which the denominator shall be the Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the numerator shall be such Current Market Price of the Common Stock, such adjusted to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Note on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

     If any adjustment is required to be made as set forth in this subsection
(d) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this subsection (d) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

          (e) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the numerator shall be sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be effect if such tender or exchange offer had not been made.

          (f) In case of a tender or exchange offer made by a person other than the Company or any subsidiary for an amount which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) at the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Offer Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Accepted Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) on the Offer Explanation Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Explanation Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such person is obligated to purchase shares pursuant to any such tender or exchange offer, but such person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 15.05(f) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 12.

          (g) For the purpose of any computation under subsections (b), (c),
     (d), (e) and (f) above, the Current Market Price per share of Common Stock at any date shall be deemed to be the average of the last reported sale prices for the ten consecutive Trading Days (as defined below) preceding the day before the record date with respect to any distribution, issuance or other event requiring such computation. The last reported sale price for each day shall be (i) the last reported sale price of Common Stock on the National Market of the NASDAQ System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least 5 of the 10 preceding days, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of such class of stock on the principal securities exchange on which such class of stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. As used herein the term "Trading Days" with respect to Common Stock means (i) if the Common Stock is quoted on the National Market of the NASDAQ System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business or (iii) if the Common Stock is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (h) Each share of Common Stock issued upon conversion of Notes pursuant to this Article 15 shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as provided by and subject to their terms of the Rights Agreement as in effect at the time of such conversion. If the Rights are separated from the Common Stock in accordance with the provisions of the Rights Agreement such that the Holders of Notes would thereafter not be entitled to receive any such Rights in respect to the Common Stock issuable upon conversion of such Notes, the Conversion Rate will be adjusted as provided in Section 15.05(c) on the separation date; provided that if such Rights expire, terminate or are redeemed by the Company, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such separation had not occurred. In lieu of any such adjustment, the Company may amend the Rights Agreement to provide that upon conversion of the Notes the Holders will receive, in addition to the Common Stock issuable upon such conversion, the Rights which would have attached to such shares of Common Stock if the Rights had not become separated from the Common Stock pursuant to the provisions of the Rights Agreement.

          Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

               (i) are deemed to be transferred with such shares of Common
          Stock,

               (ii) are not exercisable, and

               (iii) are also issued in respect of future issuances of Common Stock,

shall not be deemed distributed for purposes of Section 15.05(c) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 15.05(c), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and
(2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Rate shall be readjusted as if such issuance had not occurred.

          (i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least l% in such rate; provided, however, that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 15 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this Section 15.05 to the contrary notwithstanding, the Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by this Section 15.05, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable. To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Noteholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

          (j) Whenever the Conversion Rate is adjusted, as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at his last address appearing on the Note register provided for in Section 2.05 of this Indenture.

          (k) In any case in which this Section 15.05 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.03.

     Section 15.06. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at his address appearing on the Note register provided for in Section 2.05 of this Indenture.

     The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers, combinations, and sales.

     Section 15.07. Taxes on Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any U.S. tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 15.08. Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

     Before taking any action which would cause an adjustment increasing the Conversion Rate so that the shares of Common Stock issuable upon conversion of the Notes would be issued for less than the par value of such Common Stock, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Rate.

     The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

     The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

     The Company further covenants that if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange the Company will, if permitted by the rules of such exchange, list and keep listed so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Notes.

     Section 15.09. Responsibility of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of Section 8.01, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01 may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     Section 15.10. Notice to Holders Prior to Certain Actions. In case:

          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

          (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

          (c) of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note register, provided for in
Section 2.05 of this Indenture, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.


                                  ARTICLE XVI

                    REDEMPTION OF NOTES AT OPTION OF HOLDERS

     Section 16.01. Option to Elect Redemption Upon a Fundamental Change. (a) If a Fundamental Change shall occur at any time prior to June 1, 2006, each holder of Notes shall have the right, at such holder's option, to require the Company to redeem any or all of such holder's Notes on the date (the "Fundamental Change Redemption Date") (or if such date is not a Business Day, the next succeeding Business Day) that is 45 days after the date of the Company's notice of such Fundamental Change. Any redemption of such holder's Notes in part shall be in the amount of $1,000 principal amount at maturity at their accreted value or any multiple thereof. Such redemption shall be made at the applicable Fundamental Change Redemption Price set forth in the form of Note. In each case, the Company shall also pay accrued interest, if any, on such Notes to, but excluding, the Fundamental Change Redemption Date; provided that if such Fundamental Change Redemption Date is a June 1 or a December 1, then the interest payable on such date shall be paid to the holder of record of the Note on the next preceding May 18 or November 17. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Fundamental Change. The Company shall promptly furnish the Trustee a copy of such notice.

          (b) For a Note to be so redeemed at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in New York, New York such Note with the form entitled "Option to Elect Redemption Upon a Fundamental Change" on the reverse thereof (a "Fundamental Change Redemption Notice") duly completed, together with such Notes duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the immediately preceding Business Day). All questions as to the validity, eligibility (including time of receipt), withdrawal and acceptance of any Note for redemption shall be determined by the Company, whose determination shall be final and binding.

     A Fundamental Change Redemption Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee at any time prior to the close of business on the Fundamental Change Redemption Date to which it relates specifying:

               (1) the certificate number of the Note in respect of which such notice of withdrawal is being submitted,

               (2) the principal amount at maturity of the Note with respect to which such notice of withdrawal is being submitted, and

               (3) the principal amount at maturity, if any, of such Note which remains subject to the original Fundamental Change Redemption Notice and which has been or will be delivered for redemption by the Company.

     Section 16.02. Deposit of Funds for Redemption. On or prior to the date any
Note is required to be paid pursuant to Section 16.01, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in
Section 5.04) an amount of money sufficient to redeem on the applicable Fundamental Change Redemption Date all the Notes to be repaid on such date at the appropriate Redemption Price, together with accrued interest to the date fixed for redemption.


                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

     Section 17.01. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

     Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

     Section 17.03. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, assuming this Indenture qualified thereunder, the latter provision shall control.

     Section 17.04. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to:

         The Interpublic Group of Companies, Inc.
         1271 Avenue of the Americas
         New York, New York 10020
         Attention: Chief Financial Officer
         Telephone Number: (212) 399-8000

Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Principal Office of the Trustee, which office is, at the date as of which this Indenture is dated, located at:

         The Bank of New York
         101 Barclay Street, 21st Floor West
         New York, New York 10286
         Attention: Corporate Trust Trustee Administration
         Telephone Number: (212) 815-5092
         Facsimile Number: (212) 815-5915

     Section 17.05. Governing Law. This Indenture and each Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with, and governed by, the laws of New York without regard to the principles of conflict of laws.

     Section 17.06. Evidence of Compliance with Conditions Precedent; Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 17.07. Legal Holidays. In any case where the date of maturity of interest on or principal of the Notes or the date fixed for redemption or repayment of any Note will be a legal holiday or a day on which banking institutions in New York, New York are authorized by law or executive order to close ("Legal Holidays"), then payment of such interest on or principal of the Notes need not be made on such date but may be made on the next succeeding day not a Legal Holiday with the same force and effect as if made on the date of maturity or the date fixed for redemption or repayment and no interest shall accrue for the period from and after such date.

     Section 17.08. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its subsidiaries is located.

     Section 17.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any person, other than the parties hereto, any paying agent, any Note registrar and their successors hereunder, the holders of Notes and the holders of Senior Debt, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 17.10. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 17.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     The Bank of New York hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.



                                   THE INTERPUBLIC GROUP OF COMPANIES, INC.

Attest:  /s/ Nicholas J. Camera
         Secretary
                                        By:  /s/ Alan M. Forster
                                             -----------------------------
                                             Name:   Alan M. Forster
                                             Title:  Vice President & Treasurer



                                   THE BANK OF NEW YORK


                                        By:  /s/ Marie E. Trimboli
                                             -----------------------------
                                             Name:   Marie E. Trimboli
                                             Title:  Assistant Treasurer